CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
First Mortgage Bonds, 4.15% Series due March 15, 2043	$200,000,000	104.211%	$208,422,000(1)	$24,218.64(2)

(1)
The proposed maximum offering price per unit is the price at which the bonds are sold to the public (reflected as a percentage of the principal amount).

(2)
Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933.

 Filed Pursuant to Rule 424(b)(2)
 Registration File No. 333-190917-03
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 30, 2013
$200,000,000

Potomac Electric Power Company
First Mortgage Bonds, 4.15% Series due March 15, 2043

We are offering $200.0 million in aggregate principal amount of our First Mortgage Bonds, 4.15% Series due March 15, 2043, which we refer to as the bonds. We previously issued bonds of this series in an aggregate principal amount of  $250.0 million on March 18, 2013. Accordingly, the bonds offered by this prospectus supplement and the accompanying prospectus will:
•
be identical to the terms of the previously issued bonds of this series; and

•
have the same CUSIP number and will be fungible with the previously issued bonds of this series.

Upon the issuance of the bonds offered hereby, the outstanding aggregate principal amount of bonds of this series will be $450.0 million.
We will pay interest on the bonds on March 15 and September 15 of each year, beginning on September 15, 2015 for the bonds offered hereby. The bonds will mature on March 15, 2043. Interest on the bonds will accrue from March 15, 2015, the next date on which interest will be paid on the previously issued bonds of this series.
The bonds will be secured under our existing mortgage and deed of trust, which constitutes a first lien on substantially all of our properties and franchises as described in this prospectus supplement and the accompanying prospectus. See “Description of First Mortgage Bonds — Security.”
We may redeem the bonds in whole or in part at any time at the redemption price calculated as described in this prospectus supplement. See “Description of First Mortgage Bonds — Optional Redemption.” There is no sinking fund for the bonds.
We do not intend to apply for listing of the bonds on any securities exchange or automated quotation system.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in the bonds involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.
	Price to Public(1)	Underwriting Discount	Proceeds, before expenses, to us(1)
Per bond	104.211%	0.875%	103.336%
Total	$208,422,000	$1,750,000	$206,672,000

(1)
Without giving effect to accrued interest from March 15, 2015 to, but not including, the issuance date. Accrued interest must be paid by the purchasers of the bonds. The total amount of accrued interest on March 16, 2015 will be $0.12 per $1,000 principal amount of the bonds.

The underwriters expect that delivery of the bonds will be made to investors through the book-entry system of The Depository Trust Company on or about March 16, 2015.

Joint Book-Running Managers
BNY Mellon Capital Markets, LLC	Morgan Stanley	RBS
Co-Manager
Mischler Financial Group, Inc.
The date of this prospectus supplement is March 9, 2015.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time. Some of the information in the accompanying prospectus does not apply to this offering. You should read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us or the underwriters specifying the final terms of the offering. To the extent the information in this prospectus supplement differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective document in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus supplement, unless the context indicates otherwise, the words “Pepco,” “we,” “our,” “ours” and “us” refer to Potomac Electric Power Company.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference herein and therein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our intents, beliefs, estimates and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein, are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:
•
certain risks and uncertainties associated with the proposed merger of an indirect, wholly owned subsidiary of Exelon Corporation, or Exelon, with and into Pepco Holdings, Inc., or PHI;

•
changes in governmental policies and regulatory actions affecting the energy industry, or Pepco specifically, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities and the recovery of purchased power expenses;

•
the outcome of any pending and future rate cases and other regulatory proceedings, including (i) challenges to our base return on equity and the application of the formula rate process previously established by the Federal Energy Regulatory Commission, or FERC, for transmission services provided by us; and (ii) other possible disallowances of recovery of costs (including capital costs and advanced metering infrastructure costs) and expenses or delays in the recovery of such costs;

•
the resolution of outstanding tax matters with the Internal Revenue Service, and the funding of any additional taxes, interest or penalties that may be due;

•
the expenditures necessary to comply with regulatory requirements, including regulatory orders, and to implement reliability enhancement, emergency response and customer service improvement programs;

•
possible fines, penalties or other sanctions assessed by regulatory authorities against us;

•
the impact of adverse publicity and media exposure which could render us vulnerable to negative customer perception and could lead to increased regulatory oversight or other sanctions;

•
weather conditions affecting usage and emergency restoration costs;

•
population growth rates and changes in demographic patterns;

•
changes in customer energy demand due to, among other things, conservation measures and the use of renewable energy and other energy-efficient products, as well as the impact of net metering and other issues associated with the deployment of distributed generation and other new technologies;

•
general economic conditions, including the impact on energy use caused by an economic downturn or recession, or by changes in the level of commercial activity in a particular region or service territory, or affecting a particular business or industry located therein;

•
changes in and compliance with environmental and safety laws and policies;

•
changes in tax rates or policies;

•
changes in rates of inflation;

•
changes in accounting standards or practices;

•
unanticipated changes in operating expenses and capital expenditures;

•
rules and regulations imposed by, and decisions of, federal and/or state regulatory commissions, PJM Interconnection, LLC, the North American Electric Reliability Corporation, and other applicable electric reliability organizations;

•
legal and administrative proceedings (whether civil or criminal) and settlements that affect our business and profitability;

•
interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and

•
effects of geopolitical and other events, including the threat of terrorism or cyber attacks.

v

These forward-looking statements are also qualified by, and should be read together with, the risk factors and other cautionary statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 and our other filings with the Securities and Exchange Commission, or SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Investors should refer to these risk factors and other statements in evaluating the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, or any information incorporated by reference herein or therein.
Any forward-looking statements speak only as of the date of this prospectus supplement and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary contains basic information about this offering. It may not contain all of the information that is important to you. The “Description of the First Mortgage Bonds” section of this prospectus supplement and the “Description of Debt Securities — Description of First Mortgage Bonds” section of the accompanying prospectus contain more detailed information regarding the bonds. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein or therein.
Potomac Electric Power Company
We are a regulated public utility engaged in the transmission, distribution and default supply of electricity in the District of Columbia and major portions of Prince George’s County and Montgomery County in suburban Maryland. Our service territory covers approximately 640 square miles and, as of December 31, 2014, had a population of approximately 2.3 million. As of December 31, 2014, we distributed electricity to 815,000 customers, of which 271,000 were located in the District of Columbia and 544,000 were located in Maryland. In 2014, we distributed a total of 25.8 million megawatt hours of electricity, of which 57% was distributed within our Maryland territory and 43% within the District of Columbia. Approximately 30% of the total megawatt hours were delivered to residential customers and 70% to commercial, industrial and other customers.
We are regulated by the District of Columbia Public Service Commission, or the DCPSC, and the Maryland Public Service Commission, or the MPSC. The rates we are paid for the delivery of electricity in the District of Columbia and Maryland are established by the DCPSC and the MPSC, respectively.
Our electricity transmission facilities, and the rates for which we are paid for the transmission of electricity over those facilities, are regulated by FERC. These transmission facilities are interconnected with the transmission facilities of contiguous utilities and are part of an interstate power transmission grid over which electricity is transmitted throughout a region encompassing the mid-Atlantic portion of the United States and parts of the Midwest. We are a member of the PJM Regional Transmission Organization, or PJM RTO, the regional transmission organization designated by FERC to coordinate the movement of wholesale electricity within PJM’s region.
We also supply electricity at regulated rates to retail customers in our service territories who do not elect to purchase electricity from a competitive supplier, which is referred to in this prospectus supplement as default supply. We purchase the electricity required to satisfy our default supply obligations from wholesale suppliers primarily under contracts entered into in accordance with competitive bid procedures approved and supervised by each of the DCPSC and the MPSC. We are also obligated to provide a type of default supply, known as Hourly

Priced Service, or HPS, to commercial customers in the District of Columbia and large commercial customers in Maryland that do not purchase their electricity from a competitive supplier. Power to supply HPS customers is acquired in the next-day and other short-term PJM RTO markets.
We are a wholly owned subsidiary of PHI. PHI is a publicly traded holding company that, through its regulated utility subsidiaries, including us, Delmarva Power & Light Company and Atlantic City Electric Company, is engaged primarily in the transmission, distribution and default supply of electricity and, to a lesser extent, the delivery and supply of natural gas. All of the members of our Board of Directors and all of our officers are officers or employees of PHI or its affiliates. We and PHI both file periodic reports and other documents with the SEC.
PHI is party to an Agreement and Plan of Merger, dated as of April 29, 2014 and amended and restated as of July 18, 2014, with Exelon and Purple Acquisition Corp., or Merger Sub, providing for the merger of Merger Sub with and into PHI, with PHI surviving the merger as an indirect, wholly owned subsidiary of Exelon. PHI currently anticipates that the closing of the merger will occur by the second or third quarter of 2015, following the satisfaction or waiver of specified closing conditions. For additional information regarding the merger, please refer to Part I, Item 1 “Business — Agreement and Plan of Merger with Exelon Corporation” and Note (1), “Organization,” in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference.
Our headquarters are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and our telephone number is (202) 872-2000.

The Offering
Issuer
Potomac Electric Power Company
Securities Offered
$200.0 million in aggregate principal amount of first mortgage bonds, 4.15% Series due March 15, 2043. There is currently outstanding $250.0 million in aggregate principal amount of bonds of this series that were issued on March 18, 2013. The bonds offered hereby will be fungible with the previously issued bonds of this series, and both the bonds offered hereby and such previously issued bonds, taken together, will be treated as a single series for all purposes.
Maturity
The bonds will mature on March 15, 2043.
Interest Rate
The interest rate on the bonds is 4.15% per year.
Interest Payment Dates
Interest on the bonds will accrue from March 15, 2015, the next date on which interest will be paid on the previously issued bonds of this series. We will pay interest on each March 15 and September 15. The initial interest payment date for the bonds offered hereby will be September 15, 2015.
Security
The bonds will be secured under our existing mortgage and deed of trust, which constitutes a first lien (subject to certain leases, permitted liens and other minor matters) on substantially all of our properties and franchises. See “Description of First Mortgage Bonds — Security” in this prospectus supplement and “Description of Debt Securities — Description of First Mortgage Bonds —  Security” in the accompanying prospectus.
Optional Redemption
We may redeem all or any portion of the bonds at our option at any time at the redemption price calculated as described under “Description of First Mortgage Bonds — Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest to, but not including, the redemption date.
Use of Proceeds
We estimate that the net proceeds from this offering of the bonds will be approximately $204.2 million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to repay outstanding commercial paper and for general corporate purposes. As of February 28, 2015, we had $176.5 million of commercial paper outstanding with a weighted average interest rate of 0.44%. See “Use of Proceeds” in this prospectus supplement.
Conflicts of Interest
Certain of the underwriters or their affiliates may hold a portion of the commercial paper that we intend to repay using the net proceeds from this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds from this offering, and in that case such underwriter would be deemed to have a conflict of interest under Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc., or FINRA. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the bonds in accordance with Rule 5121. See “Underwriting — Conflicts of Interest” in this prospectus supplement.
Sinking Fund
None
Risk Factors
You should refer to the “Risk Factors” section, beginning on page S-5 of this prospectus supplement, to understand the risks associated with an investment in the bonds.
Ratio of Earnings to Fixed Charges
Set forth below is our ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2014.
Year Ended December 31,
2014	2013	2012	2011	2010
3.05	2.89	2.54	2.22	2.31
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income before income tax expense, plus fixed charges. Fixed charges consist of interest expensed, amortization of discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

RISK FACTORS
Investing in the bonds involves risks. Before deciding to invest in the bonds, you should consider carefully the risks identified and discussed under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Additionally, you should consider carefully the discussion of the risks and uncertainties that relate specifically to this offering of bonds and are set forth below as well as any additional discussion of risks and uncertainties that may be included in any other prospectus supplement or written communication that we issue in connection with this offering of bonds or in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus. The risk factors, risks and uncertainties we discuss in these documents are those that we currently believe may materially affect us, our operations and financial results, or the bonds. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may have a material adverse effect on our business, financial condition or results of operations, or could adversely affect the value of the bonds offered hereby.
We cannot assure you that an active trading market for the bonds will develop.
We have not, and do not intend to apply, for listing of the bonds on any securities exchange or automated quotation system. There can be no assurance that a trading market for the bonds will develop or, if such a market develops, be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the bonds or the ability of the bondholders to sell their bonds.
The underwriters have informed us that they intend to make a market in the bonds. However, the underwriters are not obligated to do so, and any such market-making activity may be terminated at any time without notice. If a market for the bonds does not develop, purchasers may be unable to resell the bonds for an extended period of time. Consequently, a bondholder may not be able to liquidate its investment readily, and the bonds may not be readily accepted as collateral for loans. In addition, such market-making activity will be subject to restrictions under federal securities laws.
The future trading price of the bonds is subject to fluctuation.
Future trading prices of the bonds will depend on many factors including, among other things, prevailing interest rates, the liquidity of the market for the bonds, the market for similar securities, the time remaining to maturity of the bonds and the terms related to optional redemption of the bonds. Future trading prices of the bonds also may be affected by our business, financial condition, results of operations and credit ratings and could be affected by the business, results of operations and credit ratings of our affiliates. Accordingly, there can be no assurance as to the price at which bondholders will be able to sell their bonds.

USE OF PROCEEDS
We estimate that the net proceeds from this offering of the bonds will be approximately $204.2 million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to repay outstanding commercial paper and for general corporate purposes. As of February 28, 2015, we had $176.5 million of commercial paper outstanding with a weighted average interest rate of 0.44%.
RATIO OF EARNINGS TO FIXED CHARGES
Set forth below is our ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2014.
	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	3.05	2.89	2.54	2.22	2.31
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income before income tax expense, plus fixed charges. Fixed charges consist of interest expensed, amortization of discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

SELECTED HISTORICAL FINANCIAL INFORMATION
The selected historical financial information as of and for each of the years in the three-year period ended December 31, 2014 in the following table is derived from our audited financial statements as of and for each of the years in the three-year period ended December 31, 2014. You should read the selected historical financial information in conjunction with the historical financial statements and related notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference.
Potomac Electric Power Company
	As of and for the Year Ended December 31,
	2014	2013	2012
	(in millions)
Income Statement Data
Operating revenue	$2,101	$2,026	$1,948
Operating expenses	1,753	1,705	1,691
Operating income	348	321	257
Net income	171	150	126
Balance Sheet Data
Cash and cash equivalents	$6	$9	$9
Total assets	$6,613	$6,171	$5,638
Capitalization
Short-term debt	$104	$151	$231
Current portion of long-term debt and project funding	12	175	200
Capital lease obligations due within one year	10	9	8
Long-term debt	2,124	1,724	1,501
Capital lease obligations	50	60	70
Total equity	2,087	1,922	1,643
Total Capitalization	$4,387	$4,041	$3,653

DESCRIPTION OF FIRST MORTGAGE BONDS
General
The following description of the terms of the bonds offered hereby summarizes certain general terms that will apply to the bonds. The bonds will be issued under a mortgage and deed of trust, between us and The Bank of New York Mellon (ultimate successor to The Riggs National Bank of Washington, D.C.), dated July 1, 1936, which we refer to as the mortgage. This description is not complete, and we refer you to the accompanying prospectus for a description of additional terms of the bonds and the mortgage.
The bonds offered by this prospectus supplement and the accompanying prospectus will be part of our First Mortgage Bonds, 4.15% Series due March 15, 2043, of which we issued $250.0 million in aggregate principal amount on March 18, 2013. As part of this series, the bonds offered hereby will have terms that are identical to the previously issued bonds of this series, will have the same CUSIP number and will be fungible with the previously issued bonds of this series. Upon the issuance of the bonds offered hereby, the outstanding aggregate principal amount of our First Mortgage Bonds, 4.15% Series due March 15, 2043, will be $450.0 million.
We will issue the bonds on the basis of refundable bonds that we have paid at maturity, redeemed or repurchased (other than with funds from the trust estate) and that we have not used as the basis for (a) the issuance of additional first mortgage bonds, (b) the withdrawal of cash from the trust estate or (c) the release of property.
After giving effect to the issuance of the bonds:
•
$2,334.5 million in aggregate principal amount of first mortgage bonds will be outstanding (including $884.5 million in aggregate principal amount of first mortgage bonds collateralizing tax-exempt bonds issued on our behalf and securing senior notes issued under another indenture);

•
as of December 31, 2013, we had $1,122.0 million of property additions available for the purposes permitted in the mortgage, including any subsequent issuance of bonds by us under the mortgage;

•
as of January 31, 2015, $165.5 million in aggregate principal amount of refundable bonds were available for the purposes permitted in the mortgage, including any subsequent issuance of bonds by us under the mortgage; and

•
as of January 31, 2015, available property additions and refundable bonds would permit, and the net earnings test would not prohibit, the issuance of approximately $1,287.4 million in principal amount of additional bonds as long as the weighted average interest rate of the additional bonds was less than approximately 12.82%.

See “Description of Debt Securities — Description of First Mortgage Bonds — Issuance of Additional First Mortgage Bonds” in the accompanying prospectus.

The bonds will be issued in fully-registered form in denominations of  $1,000 or integral multiples of  $1,000 in excess thereof. The bonds will be initially issued in book-entry form through the facilities of The Depository Trust Company, or DTC, as depositary. So long as the bonds remain deposited with DTC, in DTC’s book-entry system, transfers or exchanges of beneficial interests in the bonds may be effected only through records maintained by DTC or its nominee, and payments of principal, premium, if any, and interest will be made to DTC in immediately available funds as described under “Book-Entry Only — The Depository Trust Company” in this prospectus supplement.
Maturity, Interest and Payment
The bonds will mature on March 15, 2043 and will bear interest at a rate of 4.15% per year. Interest on the bonds will be payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2015 for the bonds offered hereby. If an interest payment date falls on a day that is not a business day, interest will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date. Interest will be paid to the persons in whose names the bonds are registered at the close of business on each March 1 and September 1. However, interest payable at maturity will be paid to the person to whom the principal is paid. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months, and will accrue from March 15, 2015, the next date on which interest will be paid on the previously issued bonds of this series. In addition to the public offering price of the bonds offered hereby that is set forth on the cover page of this prospectus supplement, purchasers of the bonds will pay accrued interest from March 15, 2015 to, but not including, the date of issuance.
Security
The bonds will be secured, together with all other bonds now or hereafter issued, under the mortgage, by a first lien (subject to certain leases, permitted liens and other minor matters) on substantially all of our properties as more fully described in the accompanying prospectus under the heading “Description of Debt Securities — Description of First Mortgage Bonds — Security.”
Optional Redemption
We may redeem all or any portion of the bonds at our option, at any time prior to their maturity, at the redemption price described below. We will give notice of our intent to redeem the bonds at least 30 days, but no more than 60 days, prior to the redemption date.
If we redeem all or any part of the bonds as described above prior to September 15, 2042, we will pay a redemption price equal to the greater of:
•
100% of the principal amount of the bonds being redeemed; and

•
the Make-Whole Amount for the bonds being redeemed;

plus, in each case, accrued and unpaid interest on such bonds to, but not including, the redemption date. If we redeem all or any part of the bonds pursuant to the provisions thereof on or after September 15, 2042, we will pay a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds.
“Comparable Treasury Price” means, with respect to any redemption date prior to September 15, 2042, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means an investment banking institution of national standing appointed by us that is not the Reference Treasury Dealer.
“Make-Whole Amount” means the sum of the present values of the remaining scheduled payments of principal of and interest (not including the portion of any scheduled payment of interest which accrued prior to the redemption date) on the bonds being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points.
“Reference Treasury Dealer” means a primary United States Treasury securities dealer appointed by us.
“Reference Treasury Dealer Quotations” means, with respect to any redemption date prior to September 15, 2042, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. Eastern Time on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date prior to September 15, 2042, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
If at the time notice of redemption is given the redemption moneys are not on deposit with the trustee, the redemption shall be subject to the receipt of such moneys on or before the redemption date, and such notice shall be of no effect unless such moneys are received.
Upon deposit of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds or portions thereof called for redemption.

Additional Bonds
The bonds offered hereby are our First Mortgage Bonds, 4.15% Series due March 15, 2043, of which we issued $250.0 million in aggregate principal amount on March 18, 2013. We may from time to time, without the consent of the holders and subject to the conditions set forth in the mortgage, issue further additional bonds of this series. Any such additional bonds will have the same terms and the same CUSIP number as, and on this basis will be fungible with, the bonds being offered hereby. See “Description of Debt Securities — Description of First Mortgage Bonds — Issuance of Additional First Mortgage Bonds” in the accompanying prospectus.
Sinking Fund
There is no provision for a sinking fund applicable to the bonds.
Payment and Paying Agents
Principal, premium, if any, and interest on the bonds at maturity will be payable upon presentation of the bonds at the corporate trust office of The Bank of New York Mellon, in The City of New York, as paying agent for the bonds. We may change the place of payment on the bonds, appoint one or more additional paying agents (including us or any of our affiliates) and remove any paying agent, all at our discretion.
Book-Entry Only — The Depository Trust Company
The bonds will trade through DTC. The bonds will be issued in fully registered form and will be evidenced by one or more global bonds registered in the name of DTC’s nominee, Cede & Co. The global bonds will be deposited with the trustee as custodian for DTC.
DTC is a New York limited-purpose trust company, a New York banking organization, a member of the Federal Reserve System, a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants and also facilitates post-trade settlement of securities transactions among its participants through electronic computerized book-entry changes in the participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules that apply to DTC and those using its system are on file with the SEC.

Purchases of the bonds within the DTC system must be made by or through participants, which will receive a credit for the bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through which they purchased bonds. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their bonds, except in the event that the use of the book-entry system for the bonds is discontinued.
To facilitate subsequent transfers, all bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the bonds with DTC and their registration in the name of Cede & Co. does not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the bonds; DTC’s records reflect only the identity of the participants to whose accounts such bonds are credited, which may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, among participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the bonds are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.
Neither DTC, nor Cede & Co., will itself consent or vote with respect to the bonds. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those participants to whose accounts the bonds are credited on the record date.
Payments of redemption proceeds, principal of and interest on the bonds will be made to Cede & Co. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
A beneficial owner will not be entitled to receive physical delivery of the bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the bonds.

DTC may discontinue providing its services as securities depositary with respect to the bonds at any time by giving us or the trustee reasonable notice. In the event that a successor securities depositary is not obtained, certificates for the bonds will be printed and delivered.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

UNDERWRITING
Under the terms and subject to the conditions set forth in the purchase agreement between us and the underwriters named below, for which BNY Mellon Capital Markets, LLC, Morgan Stanley & Co. LLC and RBS Securities Inc. are acting as representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed to severally purchase from us, the respective principal amount of the bonds set forth opposite its name in the table below.
Underwriter	Principal Amount
BNY Mellon Capital Markets, LLC	$60,000,000
Morgan Stanley & Co. LLC	60,000,000
RBS Securities Inc.	60,000,000
Mischler Financial Group, Inc.	20,000,000
Total	$200,000,000

The purchase agreement provides that the underwriters are obligated to purchase all of the bonds if any are purchased. The purchase agreement also provides that if one or more underwriters default, the purchase commitments of non-defaulting underwriters may be increased or the offering of bonds may be terminated.
The offering of bonds by the underwriters is subject to the receipt of the bonds from us and is subject to the underwriters’ right to reject any order in whole or in part.
The underwriters propose to offer the bonds initially at the public offering price on the cover page of this prospectus supplement and may offer the bonds to certain dealers at that price less a selling concession of 0.50% of the principal amount per bond. The underwriters may allow a discount not in excess of 0.25% of the principal amount per bond on sales to other broker-dealers. After the initial public offering, the underwriters may change the public offering price, selling concession and discount to broker-dealers.
We estimate that our expenses for this offering, excluding the underwriting discount, will be approximately $460,000, together with an estimated $2.0 million in recordation taxes and filing fees.
There is currently outstanding $250.0 million in aggregate principal amount of bonds of this series that were issued on March 18, 2013. The bonds offered hereby will be fungible with the previously issued bonds of this series, and both the bonds offered hereby and such previously issued bonds, taken together, will be treated as a single series for all purposes. Upon the issuance of the bonds offered hereby, the outstanding aggregate principal amount of bonds of this series will be $450.0 million.
We do not intend to apply for listing of the bonds on any securities exchange or automated quotation system. One or more of the underwriters intends to make a secondary market for the bonds. However, they are not obligated to do so and may discontinue making a secondary market for the bonds at any time without notice. No assurance can be given as to how liquid the trading market for the bonds will be or that an active public market for the bonds will develop or be maintained. If an active public trading market for the bonds does not develop, the market price and liquidity of the bonds may be adversely affected.
We have agreed to indemnify the several underwriters against liabilities, including but not limited to liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of bonds in excess of the principal amount of bonds the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the bonds in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the bonds originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the bonds or preventing or retarding a decline in the market price of the bonds. As a result the price of the bonds may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time without notice.
In the ordinary course of business, the underwriters and their respective affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking, asset leasing or treasury services for us and our affiliates, for which they received, or will continue to receive, customary fees or compensation. In addition, The Bank of New York Mellon, the trustee under the mortgage, is an affiliate of one of the underwriters. Affiliates of certain of the underwriters also are lenders under our primary credit facility.
The underwriters and their respective affiliates may also, in the ordinary course of their various business activities, make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
We expect that delivery of the bonds offered hereby will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the bonds (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in three business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the bonds on the date of the pricing of the bonds or the next succeeding business day will be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Conflicts of Interest
Certain of the underwriters or their affiliates may hold a portion of the commercial paper that we intend to repay using the net proceeds from this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds from the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

LEGAL MATTERS
Certain legal matters in connection with the offering of the bonds will be passed upon for us by Kevin C. Fitzgerald, Esq., one of our directors and our and PHI’s Executive Vice President and General Counsel, and by Covington & Burling LLP, Washington, D.C. As of February 27, 2015, Mr. Fitzgerald beneficially owned 32,018 shares of PHI common stock and 108,661 PHI time-based restricted stock units. Each time-based restricted stock unit entitles the holder to receive one share of PHI common stock, upon specified terms and conditions. Hunton & Williams LLP, New York, New York, is counsel for the underwriters in connection with this offering and from time to time represents PHI and certain of our other affiliates.
EXPERTS
The financial statements and financial statement schedule incorporated in this prospectus supplement by reference to Potomac Electric Power Company’s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports with the SEC. Our SEC filings are available to the public over the Internet free of charge on PHI’s website (http://www.pepcoholdings.com) as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC, and at the SEC’s website (http://www.sec.gov). Information on PHI’s website is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
This prospectus supplement is a part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the bonds we are offering. Statements contained in this prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or

15(d) of the Exchange Act (other than any portion of any such documents that is furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) until the offering of the bonds described in this prospectus supplement is terminated:
•
our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015 (File No. 001-01072); and

•
our Current Reports on Form 8-K filed with the SEC on January 14, 2015, February 11, 2015 and February 17, 2015 (File No. 001-01072).

If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. You should direct written requests for such copies to Potomac Electric Power Company, 701 Ninth Street, N.W., Washington, D.C. 20068, attention Secretary. The telephone number is (202) 872-2000.

PROSPECTUS

Potomac Electric Power Company
Debt Securities

This prospectus relates to debt securities that we may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions to be determined at the time of sale and described in a prospectus supplement accompanying this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may offer and sell the securities on a continuous or delayed basis to or through one or more underwriters, dealers or agents, or directly to purchasers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2013.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information in this prospectus or the accompanying prospectus supplement is accurate only as of the date on the front of that document and that any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanying prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus, including information about us. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and the prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or subsequent filings that we may make under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In this prospectus, unless the context indicates otherwise, the words “Pepco,” “the company,” “we,” “our,” “ours” and “us” refer to Potomac Electric Power Company.
FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus or any accompanying prospectus supplement, or any information incorporated by reference herein or therein, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our intents, beliefs, estimates and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of
ii

activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.
The forward-looking statements contained in this prospectus or any accompanying prospectus supplement, or any information incorporated by reference herein or therein, are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:
•
changes in governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities and the recovery of purchased power expenses;

•
the outcome of pending and future rate cases and other regulatory proceedings, including (i) challenges to our base return on equity and the application of the formula rate process previously established by the Federal Energy Regulatory Commission, or FERC, for transmission services provided by us; (ii) challenges raised in our FERC proceeding seeking, among other things, recovery of all prudently incurred abandonment costs associated with the Mid-Atlantic Power Pathway project and the full return on equity previously approved by FERC with respect to such costs; and (iii) other possible disallowances of recovery of costs and expenses;

•
the expenditures necessary to comply with regulatory requirements, including regulatory orders, and to implement reliability enhancement, emergency response and customer service improvement programs;

•
possible fines, penalties or other sanctions assessed by regulatory authorities against us;

•
the impact of adverse publicity and media exposure which could render us vulnerable to negative customer perception and could lead to increased regulatory oversight or other sanctions;

•
weather conditions affecting usage and emergency restoration costs;

•
population growth rates and changes in demographic patterns;

•
changes in customer energy demand due to conservation measures and the use of more energy-efficient products;

•
general economic conditions, including the impact of an economic downturn or recession on energy usage;

•
changes in and compliance with environmental and safety laws and policies;

iii

•
changes in tax rates or policies;

•
changes in rates of inflation;

•
changes in accounting standards or practices;

•
unanticipated changes in operating expenses and capital expenditures;

•
rules and regulations imposed by, and decisions of, federal and/or state regulatory commissions, PJM Interconnection, LLC, the North American Electric Reliability Corporation, and other applicable electric reliability organizations;

•
legal and administrative proceedings (whether civil or criminal) and settlements that affect our business and profitability;

•
interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and

•
effects of geopolitical and other events, including the threat of domestic terrorism or cyber attacks.

These forward-looking statements are also qualified by, and should be read together with, the risk factors and other cautionary statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and our other filings with the SEC, which are incorporated by reference into this prospectus. Investors should refer to these factors and statements in evaluating the forward-looking statements contained in this prospectus or any accompanying prospectus supplement, or any information incorporated by reference herein or therein.
Any forward-looking statements speak only as of the date of the document in which they are contained and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
iv

POTOMAC ELECTRIC POWER COMPANY
We are a regulated public utility engaged in the transmission, distribution and default supply of electricity in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland. Our service territory covers approximately 640 square miles and, as of December 31, 2012, had a population of approximately 2.2 million. As of December 31, 2012, we distributed electricity to approximately 793,000 customers, of which approximately 260,000 were located in the District of Columbia and approximately 533,000 were located in Maryland. In 2012, we distributed a total of 26.0 million megawatt hours of electricity, of which 57% was distributed within our Maryland territory and 43% within the District of Columbia. Approximately 30% of the total megawatt hours were delivered to residential customers, 50% to commercial customers, and 20% to U.S. and District of Columbia government customers.
We are regulated by the District of Columbia Public Service Commission, or the DCPSC, and the Maryland Public Service Commission, or the MPSC. The rates we are paid for the delivery of electricity in the District of Columbia and Maryland are established by the DCPSC and the MPSC, respectively.
Our electric transmission facilities, and the rates for which we are paid for the transmission of electricity over those facilities, are regulated by FERC. These transmission facilities are interconnected with the transmission facilities of contiguous utilities and are part of an interstate power transmission grid over which electricity is transmitted throughout the mid-Atlantic portion of the United States and parts of the Midwest. We are a member of the PJM Regional Transmission Organization, or PJM RTO, the regional transmission organization designated by FERC to coordinate the movement of wholesale electricity within its region.
We also supply electricity at regulated rates to retail customers in our service territories who do not elect to purchase electricity from a competitive supplier, which is referred to in this prospectus supplement as default supply. We purchase the power supply required to satisfy our default supply obligations from wholesale suppliers under contracts entered into in accordance with competitive bid procedures approved by the DCPSC and the MPSC. We are also obligated to provide a type of default supply, known as Hourly Priced Service, or HPS, to large Maryland customers. Power to supply HPS customers is acquired in next-day and other short-term PJM RTO markets.
We are a wholly owned subsidiary of Pepco Holdings, Inc., or PHI. PHI is a holding company that, through its regulated utility subsidiaries, including us, Delmarva Power & Light Company and Atlantic City Electric Company, is engaged primarily in the transmission, distribution and default supply of electricity and, to a lesser extent, the delivery and supply of natural gas.
PHI is a publicly held company. PHI and Pepco both file periodic reports and other documents with the SEC. Many of the members of our Board of Directors and many of our officers are officers of PHI. Our headquarters are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and our telephone number is (202) 872-2000.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus as described in the accompanying prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
Set forth below is our ratio of earnings to fixed charges for the six months ended June 30, 2013, and for each year in the five-year period ended December 31, 2012.
	Six Months Ended June 30,	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	2.37	2.54	2.22	2.31	2.60	2.70
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income, plus taxes based on income, plus fixed charges, which consist of interest expensed, capitalized interest and interest factor in rentals.
DESCRIPTION OF DEBT SECURITIES
The following description of our debt securities sets forth certain general terms and provisions of debt securities that we may offer pursuant to this prospectus, which could be senior notes, first mortgage bonds or other debt securities. The particular terms of any debt securities and the extent, if any, to which these general provisions will not apply to such debt securities will be described in the prospectus supplement relating to the debt securities. We may also sell hybrid securities that combine certain features of debt securities described in this prospectus.
We may issue:
•
senior notes in one or more series under the indenture, dated as of November 17, 2003, as amended (referred to herein as the senior note indenture), between us and The Bank of New York Mellon, as trustee (referred to herein as the senior note trustee);

•
first mortgage bonds in one or more series under the Mortgage and Deed of Trust, dated July 1, 1936, between us and The Bank of New York Mellon, as trustee (as successor in such capacity to The Riggs National Bank of Washington, D.C.) (referred to herein as the mortgage trustee), as amended and supplemented from time to time, including by means of supplemental indentures setting forth the terms of first mortgage bonds issued under the mortgage or the description of after-acquired property that has become subject to the lien of the mortgage (referred to herein as the mortgage); and

•
other debt securities in one or more series under the indenture, dated as of July 28, 1989 (referred to herein as the note indenture), between us and The Bank of New York Mellon, as trustee (referred to herein as the note trustee).

The statements set forth below are summaries of the material terms of the senior note indenture, the mortgage and the note indenture. In addition to this summary, you are urged to review the senior note indenture, the mortgage and the note indenture, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
As of the date of this prospectus, we have outstanding:
•
$1,150.0 million in aggregate principal amount of senior notes issued under the senior note indenture; and

•
$809.5 million in aggregate principal amount of first mortgage bonds issued under the mortgage (including $109.5 million in aggregate principal amount of first mortgage bonds collateralizing tax-exempt bonds, but not including $1,150.0 million in aggregate principal amount of collateral first mortgage bonds securing senior notes).

As of the date of this prospectus, we do not have any outstanding debt securities issued under the note indenture.
Description of Senior Notes
The following description of the senior notes sets forth certain general terms and provisions of the senior notes that we may offer pursuant to this prospectus.
General
Until the release date described below, each series of senior notes offered by this prospectus will be secured by a corresponding series of our first mortgage bonds. See “Security; Release Date” below. In this prospectus, we refer to the first mortgage bonds that we may issue and deliver to the senior note trustee as security for the senior notes as collateral bonds. We also may offer by this prospectus first mortgage bonds that do not secure the senior notes, which we refer to as new bonds. See “Description of First Mortgage Bonds” below. The collateral bonds and the new bonds will be issued in one or more series under the mortgage.
In addition to senior notes secured by collateral bonds, after the release date we may issue from time to time under the senior note indenture senior notes without limitation as to aggregate principal amount. Prior to the release date, the amount of senior notes that we may issue under the senior note indenture cannot exceed the aggregate principal amount of first mortgage bonds that we are able to issue under the mortgage. See “Description of First Mortgage Bonds — Issuance of Additional First Mortgage Bonds” below.
The prospectus supplement will describe the terms of the senior notes being offered, including:
•
the title of the senior notes;

•
any limit on the aggregate principal amount of the senior notes;

•
the date or dates on which the principal of and premium, if any, on the senior notes will be payable;

•
the rate or rates at which the senior notes will bear interest, if any;

•
the currency or currency unit of payment if other than United States dollars;

•
the date from which interest, if any, on the senior notes will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•
our right, if any, to extend interest payment periods and the duration of any extension;

•
any redemption, repayment or sinking fund provisions;

•
the place or places where the principal, premium, if any, and interest on the senior notes will be payable;

•
the denominations in which the senior notes will be issuable;

•
the index, if any, with reference to which the amount of principal, premium, if any, or interest on the senior notes will be determined;

•
any addition to or change in the events of default set forth in the senior note indenture applicable to the senior notes and any change in the right of the senior note trustee or the holders to declare the principal amount of the senior notes due and payable;

•
any addition to or change in the covenants set forth in the senior note indenture; and

•
any other terms of the senior notes not inconsistent with the provisions of the senior note indenture.

The senior note indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the senior notes special protection in the event of a highly leveraged transaction.
Security; Release Date
General
Until the release date, the payment of principal of, premium, if any, and interest on each series of senior notes offered by this prospectus and the accompanying prospectus supplement will be secured by one or more corresponding series of first mortgage bonds issued under the mortgage described below and held by the senior note trustee. See “Description of First Mortgage Bonds” below. At any time after all first mortgage bonds issued and outstanding under the mortgage, other than collateral bonds, have been retired through payment or redemption (including first mortgage bonds “deemed to have been paid” within the meaning of Article XVI of the mortgage), so long as no default or Event of Default has occurred and is continuing under the senior note indenture and certain other requirements are met, the senior note trustee will surrender all collateral bonds to us on a date specified by us. We refer to this date as the release date. After the release date, the senior notes will cease to be secured by collateral bonds and will become our unsecured general obligations. (Senior Note Indenture, Section 1303)
Delivery of Collateral Bonds
Simultaneously with or prior to the issuance of each series of senior notes, we will issue and deliver to the senior note trustee, for the benefit of the holders of the senior notes of that series, collateral bonds registered in the name of the senior note trustee:
•
in an aggregate principal amount equal to or exceeding the aggregate principal amount of the senior notes of such series;

•
with a stated maturity date that is the same as the stated maturity date of the senior notes of such series;

•
bearing an interest rate equal to the interest rate borne by the senior notes of such series;

•
having interest payment dates that are the same as the interest payment dates of the senior notes of such series;

•
with the same redemption provisions, if any, as the senior notes of such series (in addition to those described below under “Description of First Mortgage Bonds —  Mandatory Redemption”); and

•
in all other material respects conforming as nearly as is practicable to the terms of the senior notes of such series.

(Senior Note Indenture, Section 1302)
Until the release date, the collateral bonds delivered to the senior note trustee will be held in trust by the senior note trustee for the equal and proportionate benefit and security of the holders from time to time of the corresponding series of senior notes, and shall serve as security for:
•
the full and prompt payment of the principal of and premium, if any, on the corresponding series of senior notes when and as the same shall become due in accordance with the terms and provisions of the senior notes and the senior note indenture, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise; and

•
the full and prompt payment of interest on such senior notes when and as the same shall become due in accordance with the terms and provisions of the senior notes and the senior note indenture.

(Senior Note Indenture, Section 1303)

Each series of senior notes may be secured by more than one series of collateral bonds, provided that (i) the aggregate principal amount of collateral bonds securing such series of senior notes equals or exceeds the aggregate outstanding principal amount of such series of senior notes and (ii) the terms of each series of collateral bonds satisfies the conditions described above. Each series of collateral bonds will secure only the corresponding series of senior notes. (Senior Note Indenture, Section 1302)
Payment of Principal, Premium and Interest on Collateral Bonds
Our obligation to make any payment of principal of, or premium, if any, or interest on, the collateral bonds will be deemed to be satisfied and discharged to the extent that payment of the principal of, or premium, if any, or interest on, the senior notes secured by such collateral bonds has been made or otherwise discharged by us. (Senior Note Indenture, Section 1305)
Restrictions on Transfer of Collateral Bonds
Except as required to effect an assignment of its rights and obligations under the senior note indenture to a successor trustee and except for the release of the collateral bonds to us or the mortgage trustee in accordance with the senior note indenture, the senior note trustee may not transfer any collateral bonds held by it as security for senior notes. (Senior Note Indenture, Section 1307)
Redemption of Collateral Bonds
The collateral bonds securing any series of senior notes will be redeemable upon the acceleration of maturity of the related series of senior notes as the result of any Event of Default under the senior note indenture (if the maturity of such collateral bonds has not already been accelerated), at a redemption price equal to the principal amount of such collateral bonds, plus accrued and unpaid interest thereon to the date of the redemption demand. (Senior Note Indenture, Section 1302; Part III, Section 2, of the Collateral Bond Supplemental Indenture) In such event, the senior note trustee is required under the senior note indenture to file with us a demand for redemption of the collateral bonds. (Senior Note Indenture, Section 802)
Effect of Release Date
After the release date, the senior notes will cease to be secured by the collateral bonds and the senior note trustee is required to surrender to us or the mortgage trustee all collateral bonds then held by it. (Senior Note Indenture, Sections 1303 and 1308) The senior note trustee is required to provide notice to all holders of senior notes of the occurrence of the release date. (Senior Note Indenture, Section 1308)
Release of Security Prior to Release Date
The senior note indenture permits us to reduce, prior to the release date, the aggregate principal amount of collateral bonds securing a series of senior notes to the extent that we pay or provide for the payment, in whole or part, of the principal of such senior notes. In no event may the principal amount of collateral bonds pledged to the senior note trustee as security for the senior notes of any series be reduced prior to the release date to an amount less than the aggregate principal amount of the outstanding senior notes of such series. (Senior Note Indenture, Section 1308)
Voting of Collateral Bonds
At any meeting of the holders of any series of collateral bonds, or if the consent of holders of such series of collateral bonds is sought without a meeting, the senior note trustee is required to vote all collateral bonds of such series then held by it, or to grant or withhold its consent with respect thereto, as the senior note trustee determines to be in the best interests of the holders of the corresponding series of senior notes, unless the senior note trustee is directed otherwise by the holders of not less than a majority in aggregate principal amount of such series of senior notes. In exercising such responsibilities, the senior note trustee may solicit instructions from the holders of any series of senior notes and, if so, shall vote or shall grant or withhold its consent with respect to the collateral bonds as directed by the holders of a majority in aggregate principal amount of the senior notes.
However, the senior note indenture provides that (i) the senior note trustee shall be deemed to have voted all collateral bonds in favor of, or granted its consent with respect to, and (ii) each holder of senior notes shall be deemed to have instructed the senior note trustee to vote in favor of or grant its consent to, the following amendments to the mortgage:
•
an amendment allowing us, at our election, to reduce the amount of cash required to be deposited with the mortgage trustee to obtain the release of any property from the lien of the mortgage by an amount equal to the principal amount of first mortgage bonds that we would be entitled to have authenticated and delivered by the mortgage trustee at the time of such release on the basis of the net bondable value of property additions (as more fully described below under “Description of First Mortgage Bonds Release of Property”); and

•
an amendment providing that any moneys held by the mortgage trustee as part of the trust estate under the mortgage will be paid to us by the mortgage trustee upon our order in an amount equal to the principal amount of first mortgage bonds that we would be entitled to have authenticated and delivered by the mortgage trustee at the time of such order on the basis of the net bondable value of property additions (as more fully described below under “Description of First Mortgage Bonds — Withdrawal of Cash Deposited with Mortgage Trustee”).

(Senior Note Indenture, Section 1306)
Limitations on Liens and Sale and Leaseback Transactions After Release Date
Unless otherwise defined in this prospectus, capitalized terms used in the text of this section have the meanings given to such terms at the end of this section.

The senior note indenture provides that, so long as any senior notes are outstanding, after the release date we will not issue, assume, guarantee or permit to exist any Indebtedness secured by any Lien on any Operating Property that we now own or hereafter acquire (which is referred to in the senior note indenture as “Secured Debt”), without either:
•
effectively securing the senior notes equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); or

•
delivering to the senior note trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Indebtedness:

◦
in an aggregate principal amount equal to the aggregate principal amount of the senior notes then outstanding;

◦
bearing interest at a rate equal to the interest rate borne by the senior notes;

◦
having interest payment dates that are the same as the interest payment dates of the senior notes;

◦
with a stated maturity that is the same as the stated maturity of the senior notes; and

◦
containing the same redemption provisions as the senior notes and provisions providing for mandatory redemption upon an acceleration of the maturity of any outstanding senior notes following an Event of Default (which mandatory redemption would be rescinded automatically upon the rescission of acceleration of the outstanding senior notes).

However, this restriction will not apply to:
•
Liens on Operating Property, other than the mortgage, existing on the date of the senior note indenture;

•
any Lien existing on Operating Property existing at the time we acquire it, provided that (i) the Lien is not created in contemplation of or in connection with such acquisition and (ii) the Lien does not extend to any of our other property or assets;

•
Liens on property of a corporation existing at the time such corporation is merged into or consolidated with us; provided that (i) the Lien is not created in contemplation of or in connection with such transaction and (ii) the Lien does not extend to any of our other property or assets;

•
Liens on any Operating Property that we acquire, construct or improve, if the Liens are created or incurred within 18 months after the acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such Operating Property or the cost of such construction or improvement, including carrying costs; provided that the Liens do not apply to any of our other property;

•
Liens in favor of any state or the District of Columbia or any department, agency, or instrumentality or political subdivision thereof, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Indebtedness incurred to finance all or part of the purchase price or the cost of constructing, developing, or substantially repairing, altering, or improving any Operating Property;

•
extensions, renewals and replacements of Liens described above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and the obligations secured by any such extension, renewal or replacement Lien are in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced; and

•
Liens on Operating Property resulting from any Sale and Leaseback Transaction as described below.

The senior note indenture also provides that, so long as any senior notes are outstanding, after the release date we will not enter into or permit to exist any Sale and Leaseback Transaction, except this restriction will not prevent us from entering into or permitting to exist:
•
any Sale and Leaseback Transaction involving a lease with a term of four years or shorter;

•
any Sale and Leaseback Transaction of a corporation existing at the time such corporation is merged into or consolidated with us and any extensions, renewals and replacements thereof;

•
any Sale and Leaseback Transaction with respect to any Operating Property if such lease is entered into within 18 months after the later of the acquisition, completion of construction or commencement of operation of such Operating Property and any extensions, renewals and replacements thereof; and

•
any Sale and Leaseback Transaction if, within 120 days after the effective date of the lease, we apply to the retirement of our Secured Debt an amount equal to the greater of  (i) the net proceeds of the sale of the Operating Property leased in such Sale and Leaseback Transaction and (ii) the fair market value (as determined in good faith by our board of directors) of the Operating Property on any date within 90 days prior to the effective date of the lease, except that the amount we are required to apply to the retirement of Secured Debt will be reduced by the principal amount of any senior notes surrendered to the trustee for cancellation within 120 days after the effective date of the lease and the principal amount of Secured Debt, other than senior notes, we voluntarily retire within 120 days after the effective date of the lease.

In addition to the permitted Liens and Sale and Leaseback Transactions described above, the senior note indenture permits us to incur Indebtedness secured by Liens on any Operating Property and enter into Sale and Leaseback Transactions so long as the aggregate amount of all Indebtedness secured by the Liens resulting from these transactions does not exceed the greater of:
•
15% of Tangible Assets as of the date of our most recent consolidated balance sheet filed with the SEC pursuant to the Exchange Act; and

•
15% of Capitalization as shown on our most recent consolidated balance sheet filed with the SEC pursuant to the Exchange Act.

For purposes of this section of the prospectus:
“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) all liabilities for Indebtedness and (ii) common stock, preferred stock, hybrid preferred securities, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock that we hold in our treasury.
“Capital Lease” means any lease that has been or would be capitalized on our books in accordance with generally accepted accounting principles;
“Indebtedness” means all of our outstanding indebtedness for money borrowed evidenced by notes, debentures, bonds or other securities or guarantees of any thereof and all of our Capital Lease obligations;
“Lien” means any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on an asset and (ii) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to an asset;
“Operating Property” means (i) any interest in real property we own and (ii) any asset we own that is depreciable in accordance with generally accepted accounting principles, excluding, in either case, any interest as lessee under a Capital Lease (except for a Capital Lease that results from a Sale and Leaseback Transaction);
“Sale and Leaseback Transaction” means any arrangement with any person or entity providing for the leasing to us of any property, which property prior to the leasing thereof to us was Operating Property and was sold by us to such person or entity; provided, however, Sale and Leaseback Transaction shall not include any arrangement entered into prior to the date of the senior note indenture and shall not include any transaction pursuant to which we sell Operating Property to, and thereafter purchase energy or services from, any person or entity which transaction is ordered or authorized by any regulatory authority having jurisdiction over us or our operations or is entered into pursuant to any plan or program of industry restructuring ordered or authorized by any such regulatory authority; and

“Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less all intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense, all as determined by us in accordance with generally accepted accounting principles applicable to the type of business in which we are engaged.
(Senior Note Indenture, Sections 101, 608 and 609)
Payment and Paying Agents
Unless the prospectus supplement indicates otherwise, payment of interest on a senior note on any interest payment date will be made to the person in whose name such senior note is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any senior note, the defaulted interest may be paid to the holder of such senior note as of the close of business on a special record date no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or, if the senior note trustee finds it practicable, in any other manner permitted by any securities exchange on which that senior note may be listed. (Senior Note Indenture, Section 307)
Unless the prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the senior notes will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the senior note trustee in the City of New York will be designated as our sole paying agent for payments with respect to senior notes of each series. Any other paying agents initially designated by us for the senior notes of a particular series will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior notes of a particular series. (Senior Note Indenture, Section 602)
All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any senior note which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such senior note thereafter may look only to us for payment. (Senior Note Indenture, Section 603)
Registration and Transfer
If senior notes at any time are issued otherwise than as book-entry securities, the transfer of the senior notes may be registered, and senior notes may be exchanged for other senior notes of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the senior note trustee. As more fully described below under the heading “Book-Entry Debt Securities,” we may issue the new senior notes of any series in the form of book-entry securities which will be deposited with, or on behalf of, a depositary identified in the prospectus supplement and registered in the name of the depositary or its nominee.
So long as any senior notes are outstanding, we must maintain an office or agency where holders can present or surrender the senior notes for payment or for transfer or exchange and where holders can serve notices and demands to or upon us. (Senior Note Indenture, Sections 305 and 602) We have designated the corporate trust office of The Bank of New York Mellon in the City of New York as our agent for these purposes. We will not impose charges on any transfer or exchange, other than as may be required for the payment of any taxes or other governmental charges incident thereto. We will not be required to register the transfer of, or to exchange, the senior notes of any series during the 15 days prior to the date on which notice of redemption of any senior notes of that series is mailed or any senior note that is selected for redemption. (Senior Note Indenture, Section 305).
Defeasance and Discharge
The senior note indenture provides that we may defease and be discharged from all obligations with respect to the senior notes and the senior note indenture, which we refer to as legal defeasance, or be released from our obligations under certain covenants under the senior note indenture with respect to the senior notes (as described below) such that our failure to comply with the defeased covenants will not constitute an Event of Default, which we refer to as covenant defeasance. Following a legal defeasance of a series of senior notes, payment of those senior notes may not be accelerated because of an Event of Default. Following a covenant defeasance of a series of senior notes, payment of those senior notes may not be accelerated because of an Event of Default caused by our failure to comply with the defeased covenants or an Event of Default relating to our bankruptcy, insolvency or reorganization.
If we satisfy the conditions necessary to effect a covenant defeasance with respect to a series of senior notes, we will be released from our obligations under:
(i)
the covenants in the Indenture relating to limitations on liens or consolidations, mergers or sales of assets (see “Limitations on Liens” and “Consolidation, Merger and Sale of Assets” below); and

(ii)
any covenants applicable specifically to the series that were established by the instruments creating the series.

We may effect a legal defeasance or a covenant defeasance if:
(i)
we irrevocably deposit in trust with the senior note trustee money or Eligible Obligations (which are defined in the senior note indenture and principally consist of obligations of, or guaranteed by, the United States) or a combination of money and Eligible Obligations, which will be sufficient to pay when due the principal, premium, if any, and interest on the senior notes;

(ii)
no default or Event of Default with respect to the applicable series of senior notes has occurred and is continuing;

(iii)
the legal defeasance or covenant defeasance will not:

(a)
cause the trustee to have a conflicting interest for the purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(b)
result in the trust arising from the deposit with the senior note trustee of funds to pay all amounts due under the senior notes constituting, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(c)
result in a breach or violation of, or constitute a default under, the senior note indenture or any other agreement to which we are a party or by which we are bound; and

(d)
cause any senior notes then listed on any national securities exchange to be delisted;

(iv)
we deliver to the senior note trustee a customary opinion of counsel (in addition to the tax opinion described below);

(v)
we deliver to the trustee an opinion of counsel to the effect that the holders of the affected debt securities will:

(a)
not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or the covenant defeasance; and

(b)
be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred.

In the case of legal defeasance, the opinion also must state that (1) we have received from, or there has been published by the Internal Revenue Service, a ruling or (2) since the date of the Indenture, there has been a change in applicable federal income tax law;
(vi)
we comply with any additional terms, conditions or limitations imposed in any supplemental indenture relating to the senior notes defeased;

(vii)
we pay the applicable fees and expenses of the senior note trustee; and

(viii)
we deliver to the senior note trustee a customary officer’s certificate stating that we have complied with all conditions precedent to the legal defeasance or the covenant defeasance.

(Senior Note Indenture, Article Seven)

Consolidation, Merger and Sale of Assets
Under the terms of the senior note indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets as, or substantially as, an entirety to any entity, unless:
(i)
the surviving or successor entity is organized and validly existing under the laws of the United States, a state of the United States or the District of Columbia and it expressly assumes our obligations on all senior notes under the senior note indenture and, if such transaction occurs prior to the release date, our obligations on collateral bonds securing any series of senior notes;

(ii)
in the case of a lease, such lease is made expressly subject to termination at any time during the continuance of an Event of Default, by (a) us or the senior note trustee and (b) the purchaser of the property so leased at any sale thereof under the senior note indenture, whether the sale be made under any power of sale conferred by the senior note indenture or pursuant to judicial proceedings;

(iii)
immediately after giving effect to the transaction, no Event of Default under the senior note indenture or no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

(iv)
we shall have delivered to the senior note trustee an officer’s certificate and an opinion of counsel as provided in the senior note indenture.

(Senior Note Indenture, Article Eleven)
Upon any consolidation with or merger into another person, or any conveyance or other transfer or lease of our properties and assets as or substantially as an entirety to any other person as described above, the successor person or the person to which such conveyance, transfer or lease is made would succeed to, and be substituted for, us under the senior note indenture, and may exercise every right and power of ours under the senior note indenture, and except in the case of a lease we would be relieved of all obligations and covenants under the senior note indenture and on the senior notes then outstanding. (Senior Note Indenture, Section 1102)
Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:
(i)
there could be a disagreement between us and the holders of senior notes over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the senior note indenture and, consequently, whether a failure to assume such obligations would result in an Event of Default under the senior note indenture;

(ii)
in the event that the holders of senior notes attempt to declare an Event of Default and exercise their acceleration rights under the senior note indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase “substantially as an entirety”; and

(iii)
it may be difficult for holders of senior notes to declare an Event of Default and exercise their acceleration rights.

Event of Default
The term “Event of Default,” when used in the senior note indenture with respect to any series of senior notes issued thereunder, means any of the following:
(i)
failure to pay interest on any securities of such series of senior notes within 30 days after it is due;

(ii)
failure to pay the principal or premium, if any, on any securities of such series of senior notes when due;

(iii)
failure to perform any other covenant in the senior note indenture, other than a covenant that does not relate to such series of senior notes, that continues for 90 days after we receive written notice from the senior note trustee, or we and the senior note trustee receive a written notice from the holders of a majority in aggregate principal amount of the senior notes of that series; provided, however, that the 90 day period will be extended if we initiate corrective action within such period and diligently pursue such action;

(iv)
events relating to our bankruptcy, insolvency or reorganization specified in the senior indenture; or

(v)
prior to the release date, the occurrence and continuation of an “event of default” under Article IX, Section 1, of the mortgage, which we refer to as a mortgage default. (See “Description of First Mortgage Bonds — Events of Default” below).

(Senior Note Indenture, Section 801)
An Event of Default for a particular series of senior notes does not necessarily constitute an Event of Default for any other series of senior notes issued under the senior note indenture. The senior note trustee may withhold notice to the holders of senior notes of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders. (Senior Note Indenture, Section 902)
Remedies
If an Event of Default under the senior note indenture for any series of senior notes occurs and continues other than as a result of a mortgage default, the senior note trustee or the holders of a majority in aggregate principal amount of all the senior notes of the series may declare the entire principal amount of all the senior notes of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding senior notes under the senior note indenture, only the trustee or holders of a majority in aggregate principal amount of all outstanding senior notes of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration. (Senior Note Indenture, Sections 802(a) and 802(b))
In the case of an Event of Default under the senior note indenture resulting from a mortgage default, the senior notes will become due and payable only upon the acceleration of the collateral bonds in accordance with the terms of the mortgage. (Senior Note Indenture, Section 802(c)) See “Description of First Mortgage Bonds — Remedies” below.
There is no automatic acceleration of the senior notes, even in the event of our bankruptcy, insolvency or reorganization. (Senior Note Indenture, Section 802)
At any time after a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default under the senior note indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:
(i)
we have paid or deposited with the senior note trustee a sum sufficient to pay:

(a)
all matured installments of interest on all senior notes of the series;

(b)
the principal of and premium, if any, on any senior notes of the series which have become due otherwise than by acceleration;

(c)
interest on overdue interest (to the extent allowed by law) and on principal and premium, if any, which have become due otherwise than by acceleration at the prescribed rates, if any, set forth in such senior notes; and

(d)
all amounts due to the trustee under the senior note indenture; and

(ii)
any other Event of Default under the senior note indenture with respect to the senior notes of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the senior note indenture.

The waiver or cure of any mortgage default and the rescission and annulment of its consequences in accordance with the terms of the mortgage also will constitute an automatic waiver of the corresponding Event of Default under the senior note indenture and an automatic rescission and annulment of the consequences thereunder, provided that all other applicable conditions specified above shall have been satisfied. (Senior Note Indenture, Section 802(c)) See “Description of First Mortgage Bonds — Remedies” below.

The senior note trustee is not obligated to exercise any of its rights or powers under the senior note indenture at the request, order or direction of any of the holders, unless the holders offer the senior note trustee a security or indemnity reasonably satisfactory to it. (Senior Note Indenture, Section 903) If they provide this indemnity, the holders of a majority in principal amount of any series of senior notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee or exercising any power conferred upon the senior note trustee, including the exercise by the senior note trustee of the powers possessed by the senior note trustee as holder of the collateral bonds securing such series of senior notes. However, if the Event of Default under the senior note indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. (Senior Note Indenture, Section 812) The senior note trustee is not obligated to comply with directions that conflict with law or other provisions of the senior note indenture.
No holder of senior notes of any series will have any right to institute any proceeding under the senior note indenture, or for any remedy under the senior note indenture, unless:
(i)
the holder has previously given to the senior note trustee written notice of a continuing Event of Default under the senior note indenture;

(ii)
the holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an Event of Default under the senior note indenture shall have occurred and be continuing have made a written request to the senior note trustee, and have offered the senior note trustee indemnity satisfactory to it, to institute proceedings; and

(iii)
the senior note trustee has failed to institute any proceeding for 60 days after notice; and

(iv)
no direction inconsistent with such written request has been given to the senior note trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an Event of Default under the senior note indenture has occurred and is continuing, considered as one class.

In addition, no holder of senior notes will have any right to institute any action under the senior note indenture to disturb or prejudice the rights of any other holder of senior notes. (Senior Note Indenture, Section 807)
However, these limitations do not apply to a suit by a holder of a senior note for payment of the principal, premium, if any, or interest on the senior note on or after the applicable due date. (Senior Note Indenture, Section 808)
We will provide to the senior note trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the senior note indenture. (Senior Note Indenture, Section 606)

Modification and Waiver
Without the consent of any holder of senior notes issued under the senior note indenture, we and the senior note trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)
to evidence the assumption by any permitted successor of our covenants in the senior note indenture and in the senior notes;

(ii)
to add to our covenants or to surrender any of our rights or powers under the senior note indenture;

(iii)
to add additional events of default under the senior note indenture;

(iv)
to change, eliminate or add any provision to the senior note indenture; provided, however, that, if the change will adversely affect the interests of the holders of senior notes of any series in any material respect, the change, elimination or addition will become effective only:

(a)
when the consent of the holders of senior notes of such series has been obtained in accordance with the senior note indenture; or

(b)
when no senior notes of the affected series remain outstanding under the senior note indenture;

(v)
to provide collateral security for all but not part of the senior notes;

(vi)
to establish the form or terms of senior notes of any series as permitted by the senior note indenture;

(vii)
to provide for the authentication and delivery of bearer securities;

(viii)
to evidence and provide for the acceptance of appointment of a successor trustee;

(ix)
to provide for the procedures required for use of a noncertificated system of registration for the senior notes of all or any series;

(x)
to change any place where principal, premium, if any, and interest shall be payable, senior notes may be surrendered for registration of transfer or exchange, and notices to us may be served;

(xi)
to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the senior note indenture; provided that the action does not adversely affect the interests of the holders of senior notes of any series in any material respect; or

(xii)
to modify, eliminate or add to the provisions of the senior note indenture to such extent as shall be necessary to effect the qualification of the senior note indenture under the Trust Indenture Act, and to add to the senior note indenture such other provisions as may be expressly required under the Trust Indenture Act.

(Senior Note Indenture, Section 1201)
The holders of at least a majority in aggregate principal amount of the senior notes of all series then outstanding may waive our compliance with the requirements that we:
(i)
preserve our corporate existence; and

(ii)
adhere to the restrictions on consolidation, merger and conveyance contained in the senior note indenture.

The holders of at least a majority in aggregate principal amount of the senior notes of all series then outstanding and with respect to which compliance is to be omitted, considered as one class, may waive our compliance with the requirements that we:
(i)
maintain an office or agency where payment of the senior notes can be made and notices and demands relating to the senior notes can be delivered; and

(ii)
comply with any additional covenants or restrictions with respect to a particular series of senior notes established in the instrument creating the series.

(Senior Note Indenture, Section 607)
The holders of at least a majority in aggregate principal amount of the senior notes of all series then outstanding may waive our compliance with some restrictive provisions of the senior note indenture. (Senior Note Indenture, Section 607) The holders of not less than a majority in principal amount of the outstanding senior notes of any series may waive any past default under the senior note indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the senior note indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior note of the series affected. (Senior Note Indenture, Section 813)
If any provision of the senior note indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and to govern the senior note indenture, the provision of the Trust Indenture Act will control. If any provision of the senior note indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act will be deemed to apply to the senior note indenture as so modified or to be excluded. (Senior Note Indenture, Section 108)

The consent of the holders of a majority in aggregate principal amount of the senior notes of all series then outstanding is required for all other modifications to the senior note indenture. However, if less than all of the series or tranches of senior notes outstanding are directly affected by a proposed supplemental indenture, the consent only of the holders of a majority in aggregate principal amount of all series or tranches, as the case may be, that are directly affected, considered as one class, will be required. No such amendment or modification may:
(i)
change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior note, without the consent of the holder;

(ii)
reduce the percentage in principal amount of the outstanding senior notes of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the senior note indenture or any default thereunder and its consequences, without the consent of all the holders of the series;

(iii)
modify certain of the provisions of the senior note indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the senior notes of any series, without the consent of the holder of each outstanding senior note affected thereby; or

(iv)
prior to the release date, impair the interest of the senior note trustee hereunder in such collateral bonds, or reduce the principal amount of collateral bonds securing the senior notes of such series to an amount less than the principal amount of such senior notes outstanding, without the consent of all the holders of the series. (Senior Note Indenture, Section 1202)
A supplemental indenture which changes the senior note indenture solely for the benefit of one or more particular series of senior notes, or modifies the rights of the holders of senior notes of one or more series, will not be deemed to affect the rights under the senior note indenture of the holders of the senior notes of any other series.
The senior note indenture provides that senior notes owned by us, any other obligor upon the senior notes or an affiliate of ours or the other obligor shall be disregarded and considered not to be outstanding in determining whether the required holders of all of the senior notes or any particular series of senior notes have given a request or consent unless we, the other obligor or the affiliate own all of the senior notes or all of the particular series of senior notes (except if more than one series is voting together as a class, in which case the senior notes of the series owned entirely by us, the other obligor or the affiliate will be disregarded). (Senior Note Indenture, Section 101)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding senior notes have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior notes shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same senior notes and the holder of every senior note issued upon the registration of transfer of or in exchange of those senior notes. A transferee will be bound by acts of the senior note trustee or us in reliance thereon, whether or not notation of that action is made upon the senior note. (Senior Note Indenture, Section 104)
Removal or Resignation of the Senior Note Trustee
The senior note trustee may resign at any time by giving written notice to us or the holders of a majority in principal amount of the securities of all series of senior notes then outstanding may remove the senior note trustee with respect to the securities of that series at any time by giving written notice to us and the senior note trustee. No resignation or removal of a senior note trustee and no appointment of a successor senior note trustee will be effective until the acceptance of appointment by a successor senior note trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a senior note trustee appointed by act of the holders, if we have delivered to the senior note trustee a resolution of our board of directors appointing a successor senior note trustee and such successor has accepted the appointment in accordance with the terms of the senior note indenture, the senior note trustee will be deemed to have resigned, and the successor will be deemed to have been appointed as senior note trustee in accordance with the senior note indenture. (Senior Note Indenture, Section 910)
Notices
Notices to holders of senior notes will be given by mail to the addresses of such holders as they may appear in the security register for senior notes. (Senior Note Indenture, Section 106)
Title
We, the senior note trustee and any agent of us or the senior note trustee may treat the person in whose name senior notes are registered as the absolute owner thereof, whether or not the senior notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Senior Note Indenture, Section 308)
Governing Law
The senior note indenture and the senior notes are governed by, and construed in accordance with, the laws of the State of New York. (Senior Note Indenture, Section 113)

Description of First Mortgage Bonds
The following description of the first mortgage bonds sets forth certain general terms and provisions of the first mortgage bonds that we may offer pursuant to this prospectus, which we refer to as new bonds, and the first mortgage bonds that we may issue and deliver to the senior note trustee as collateral bonds to secure senior notes. The form of supplemental indenture to be used in connection with each issuance of new bonds and the form of supplemental indenture to be used in connection with each issuance of collateral bonds have been filed as exhibits to the registration statement of which this prospectus is a part.
General — New Bonds
The prospectus supplement relating to a particular offering of new bonds will describe the terms of the new bonds, including:
(i)
the designation and aggregate principal amount of such new bonds;

(ii)
the date on which such new bonds will mature;

(iii)
the rate per annum at which such new bonds will bear interest, or the method of determining such rate;

(iv)
the dates on which such interest will be payable;

(v)
any redemption terms; and

(vi)
other specific terms applicable to the new bonds not inconsistent with the provisions of the mortgage.

Payment of Principal and Interest
We will pay principal, premium, if any, and interest on the new bonds in immediately available funds at the corporate trust office of The Bank of New York Mellon or at the office of any other paying agent that we may designate.
Registration and Transfer
We will issue the new bonds only in fully registered form without coupons. Unless the prospectus supplement states otherwise, we will issue the new bonds in denominations of  $1,000 or any integral multiple thereof. We may issue the new bonds of any series in the form of book-entry securities, which will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee as more fully described below under the heading “Book-Entry Debt Securities.”
So long as any first mortgage bonds remain outstanding, we must maintain an office or agency where holders can present or surrender the first mortgage bonds for payment or for transfer or exchange and where holders can serve notices and demands to or upon us. (Mortgage, Section 4, Article II; Section 4, Article IV) We have designated the corporate trust office of The Bank of New York Mellon in the City of New York as our agent for these purposes.

We will not impose charges on any transfer or exchange, other than as may be required for the payment of any taxes or other governmental charges incident thereto.
No Sinking Fund
Unless the prospectus supplement states otherwise, there will be no improvement and sinking fund or any maintenance and replacement requirement or dividend restriction for the new bonds.
General — Collateral Bonds
The terms of any collateral bonds that are issued and delivered to the senior note trustee as security for any series of senior notes will conform as nearly as practicable to the terms of such senior notes. See “Description of Senior Notes — Security; Release Date — Delivery of Collateral Bonds” above.
Highly Leveraged Transactions
The mortgage does not contain any covenants or other provisions that specifically are intended to afford holders of the new bonds or collateral bonds special protection in the event of a highly leveraged transaction.
Security
The new bonds and collateral bonds will be secured, together with all other first mortgage bonds now or hereafter issued under the mortgage, by a valid and direct first lien (subject to certain leases, permitted liens and other minor matters) on substantially all of our real and personal property and franchises, other than the following:
(i)
cash, accounts receivable and other liquid assets;

(ii)
securities (including securities evidencing investments in our subsidiaries);

(iii)
contracts, operating agreements and leases by us as lessor;

(iv)
equipment and materials not installed as part of our fixed property; and

(v)
electric energy and other materials, merchandise or supplies produced or purchased by us for sale, distribution or use in the ordinary course of business.

The lien of the mortgage also extends to after-acquired property (other than the types of property described above), including property acquired as a result of a merger or consolidation. However, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically describing such property as being subject to the lien of the mortgage. If a case is filed with respect to us under the federal bankruptcy code, this provision may not be effective as to property acquired after such a case is filed.

The mortgage trustee has a lien prior to the lien of holders of first mortgage bonds on the mortgaged property to secure the payment of its reasonable compensation and expenses. (Mortgage, Section 2, Article XIII)
Issuance of Additional First Mortgage Bonds
Subject to the limitation described in the following paragraph, we may issue additional first mortgage bonds ranking equally with the new bonds and collateral bonds in an aggregate amount of up to:
(i)
60% of the net bondable value of property additions we have constructed or acquired after June 30, 1936 (except as described below), that (a) are not subject to a prior lien and (b) we have not already used as the basis for issuing first mortgage bonds, withdrawing cash or reducing the amount of cash required to be paid to the mortgage trustee;

(ii)
the amount of cash deposited with the mortgage trustee for such purpose (which we may thereafter withdraw on the same basis that additional first mortgage bonds are issuable under (i) and (iii), and if we do not withdraw it within three years, the cash must be used by the mortgage trustee to purchase or redeem outstanding first mortgage bonds); and

(iii)
the aggregate principal amount of previously issued first mortgage bonds that we have paid at maturity, redeemed or repurchased (other than with funds from the trust estate) and that we have not used as the basis for (a) the issuance of additional first mortgage bonds, (b) the withdrawal of cash from the trust estate or (c) the reduction of the amount of cash required to be paid to the mortgage trustee upon the release of property. In the mortgage these are called refundable bonds.

Property additions generally include property which is used or useful for the business of generating, transmitting or distributing electricity and is properly chargeable to fixed property accounts. The net bondable value of property additions is based on the cost or fair value to us (whichever is less) of new property, with deductions to adjust for, among other things, property retirements. Based on a covenant in the supplemental indentures for each outstanding series of new bonds or collateral bonds, property additions purchased, constructed or acquired on or before December 31, 1946 may not be made the basis for the issuance of first mortgage bonds, the withdrawal of cash or the reduction of cash required to be paid to the mortgage trustee. (Mortgage, Article I; Sections 4, 6 and 7, Article III; Section 4, Article VIII) (Supplemental Indenture, Section 2, Part IV)
We cannot issue additional first mortgage bonds unless our net earnings available for interest and property retirement appropriations (defined generally as earnings before depreciation, amortization, income taxes and interest charges) for any 12 consecutive calendar months during the immediately preceding 15 months have been at least twice the annual interest charges on all first mortgage bonds then outstanding and then being issued. However, this limitation does not apply if the first mortgage bonds are being issued on the basis of  (i) first mortgage bonds paid at, or redeemed or purchased within two years prior to, maturity or (ii) under limited circumstances, certain property additions. (Mortgage, Sections 3, 4 and 7, Article III)
If we acquire property that is subject to a lien prior to the lien of the mortgage, under certain circumstances we may incur additional indebtedness secured by that lien. (Mortgage, Section 16, Article IV)
Release of Property
We may obtain the release of property from the lien of the mortgage by depositing with the mortgage trustee cash, or purchase money obligations secured by the property released, in an aggregate amount at least equal to the fair value of the property to be released. The mortgage permits us to reduce the amount required to be deposited by reducing the refundable bond balance by an equal amount and by reducing the amount of cash we could withdraw upon the basis of property additions, as described below. (Mortgage, Article VII; Sections 1 and 2, Article VIII)
The mortgage allows us to dispose of or abandon obsolete property and surrender or modify certain franchises and rights without any release by the mortgage trustee. (Mortgage, Section 2, Article VII)
Cash deposited to obtain a release of property may be used by the mortgage trustee, at our discretion, to redeem or repurchase first mortgage bonds. Upon such redemption or repurchase, we can request that the mortgage trustee release to us an additional amount of cash equal to two-thirds of the aggregate principal amount of the first mortgage bonds repurchased or redeemed. (Mortgage, Section 8, Article VIII)
Under the terms of the senior note indenture, the senior note trustee will be deemed to have voted all collateral bonds held by it in favor of, or granted its consent with respect to all such collateral bonds to, and each holder of senior notes shall be deemed to have instructed the senior note trustee to vote in favor of or grant its consent to, an amendment to the mortgage allowing us, at our election, to offset the amount of cash required to be deposited with the mortgage trustee to obtain the release of any property from the lien of the mortgage by an amount of first mortgage bonds that we would be entitled to have authenticated and delivered by the mortgage trustee at the time of such release on the basis of the net bondable value of property additions.
Withdrawal of Cash Deposited with Mortgage Trustee
We may withdraw cash deposited with the mortgage trustee to obtain the release of property:
•
in an amount equal to the cost (or, if less than cost, the fair value to us) of property additions purchased, constructed or otherwise acquired on or after the date of the application for the release of the property in respect of which the cash was deposited; and

•
by reducing the refundable bond balance by the amount of cash withdrawn.

(Mortgage, Sections 1 and 2, Article VIII)
Under the terms of the senior note indenture, the senior note trustee will be deemed to have voted all collateral bonds held by it in favor of, or granted its consent with respect to all such collateral bonds to, and each holder of senior notes shall be deemed to have instructed the senior note trustee to vote in favor of or grant its consent to, an amendment to the mortgage authorizing us, at any time, to withdraw cash held by the mortgage trustee as part of the trust estate under the mortgage in an amount equal to 60% of the net bondable value of property additions purchased, constructed or otherwise acquired on or after January 1, 1947, and not previously used as the basis for the issuance of additional first mortgage bonds, the release of property or the withdrawal of cash.
Consolidation, Merger, Transfer of Assets
Nothing in the mortgage or terms of the first mortgage bonds prevents us from:
(i)
consolidating with another corporation;

(ii)
merging another corporation into us where we are the survivor;

(iii)
merging into another corporation where the other corporation is the survivor; or

(iv)
selling or leasing our property as an entirety or substantially as an entirety;

provided that:
(i)
the transaction is permitted by law and is approved by all required governmental entities;

(ii)
the terms of the transaction do not impair the lien and security of the mortgage on any part of the trust estate or the rights and powers of the mortgage trustee or the holders of first mortgage bonds;

(iii)
if we consolidate, merge into another corporation, or sell our property as an entirety or substantially as an entirety, the surviving or acquiring corporation satisfies certain financial requirements and the successor corporation assumes by supplemental indenture all of our obligations under the mortgage and on the first mortgage bonds; and

(iv)
if we lease our property as an entirety or substantially as an entirety, the lease is subject to immediate termination by the mortgage trustee if an event of default under the mortgage has happened and is continuing.

(Mortgage, Section 1, Article XII)

If we consolidate with or merge into any other corporation, or sell our property as an entirety or substantially as an entirety, the mortgage will not (unless the successor corporation elects otherwise) be or become a lien upon any of the properties or franchises owned by the successor corporation at the time of such merger, consolidation or sale, or acquired by it thereafter, except those properties acquired from us and additions, extensions, improvements, repairs and replacements to properties included in the trust estate under the mortgage prior to the merger, consolidation or sale. (Mortgage, Section 3, Article XII)
Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of this phrase under applicable law. As a result of this uncertainty:
(i)
there could be a disagreement between us and the holders of first mortgage bonds over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the mortgage and, consequently, whether a failure to assume such obligations would result in an event of default under the mortgage;

(ii)
in the event that the holders of first mortgage bonds attempt to declare a completed default under the mortgage and exercise their acceleration rights under the mortgage in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase; and

(iii)
it may be difficult for holders of first mortgage bonds to declare a completed default under the mortgage and exercise their acceleration rights.

Modification
Modifications Without Consent
Without the consent of any holders of first mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)
to provide for creation of any series of first mortgage bonds in accordance with the terms of the mortgage;

(ii)
to evidence the assumption by any permitted successor of our covenants in the mortgage and of the first mortgage bonds;

(iii)
to close the mortgage against the issuance of additional first mortgage bonds or add to the restrictions imposed on the issuance of additional first mortgage bonds;

(iv)
to add to our covenants or to surrender any of our rights or powers under the mortgage;

(v)
to subject to the lien of the mortgage property that we may acquire and to amplify or correct the description of any property that is part of the trust estate;

(vi)
to make such provisions in regard to matters or questions arising under the mortgage as may be necessary or desirable and not inconsistent with the mortgage;

(vii)
to modify any provisions of the mortgage or relieve us from any obligations, conditions or restrictions in the mortgage; provided that no such modification will become effective or impair the rights of the holders of first mortgage bonds or the mortgage trustee while any first mortgage bonds that were issued prior to the execution of the supplemental indenture remain outstanding;

(viii)
to cure any ambiguity, or cure, correct or supplement any inconsistent or defective provision contained in the mortgage or any supplemental indenture; and

(ix)
to modify, amend or add to the provisions of the mortgage so as to permit the qualification of the mortgage under the Trust Indenture Act.

(Mortgage, Section 2, Article II; Sections 1 and 2, Article XII; Section 1, Article XIV)
Modifications Requiring Consent
The mortgage provides that with the consent of the holders of 60% in principal amount of outstanding first mortgage bonds and of 60% in principal amount of first mortgage bonds of each series affected if less than all are affected, the mortgage may be changed except to affect the terms of payment of the principal or interest on any affected first mortgage bond or to reduce the percentage of bondholders required to effect any change. (Mortgage, Section 6, Article XV)
The mortgage provides that all first mortgage bonds owned by us or for our account or benefit, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us, shall not be deemed outstanding for purposes of any vote or for the purpose of establishing a quorum required by the mortgage for a meeting of bondholders.
The senior note trustee is deemed to have voted all collateral bonds in favor of certain amendments to the mortgage. See “Description of Senior Notes — Security — Release Date — Voting of Collateral Bonds” above.
Events of Default
The term “event of default,” when used in the mortgage with respect to all first mortgage bonds issued thereunder, means any of the following:
(i)
failure to pay principal on any first mortgage bond when due;

(ii)
failure to pay interest on any first mortgage bond, or to satisfy any sinking fund obligation with respect to any first mortgage bond, within 30 days after such payment or obligation is due;

(iii)
failure to perform any other covenant in the mortgage for a period of 60 days after we are given notice thereof by the mortgage trustee or the holders of 15% in principal amount of first mortgage bonds; and

(iv)
events relating to our bankruptcy, insolvency or reorganization specified in the mortgage.

(Mortgage, Section 1, Article IX)
Remedies
Upon the occurrence and continuation of any event of default, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds the mortgage trustee shall, declare all outstanding first mortgage bonds immediately due and payable. Such declaration, however, is subject to the condition that, if before any sale of the trust estate all interest in arrears has been paid and all defaults have been cured, the holders of a majority of the outstanding principal amount of first mortgage bonds may waive such default and its consequences and rescind such declaration. (Mortgage, Section 1, Article IX)
If an event of default occurs and is continuing, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds and upon being indemnified to its satisfaction the mortgage trustee shall, enforce the lien of the mortgage by foreclosing on the trust estate. (Mortgage, Section 4, Article IX)
The holders of a majority in principal amount of first mortgage bonds may direct proceedings for the sale of the trust estate, or for the appointment of a receiver or any other proceedings under the mortgage, but have no right to involve the Trustee in any personal liability without indemnifying it to its satisfaction. (Mortgage, Section 11, Article IX)
No holder of a first mortgage bond has the right to institute proceedings for the enforcement of the mortgage, unless:
(i)
such holder previously has given the mortgage trustee written notice of an existing default;

(ii)
the holders of at least 25% of the outstanding principal amount of the first mortgage bonds have requested in writing that the mortgage trustee take action under the mortgage (and provided the mortgage trustee with indemnity satisfactory to it); and

(iii)
the mortgage trustee refuses or neglects to comply with such request within a reasonable time.

However, this provision does not impair the right of any holder of a first mortgage bond to enforce our obligation to pay the principal and interest on such first mortgage bond when due. (Mortgage, Section 12, Article IX)
The laws of the District of Columbia, the State of Maryland, the Commonwealth of Pennsylvania and the Commonwealth of Virginia, where the mortgaged property is located, may limit or deny the ability of the mortgage trustee or the bondholders to enforce certain rights and remedies provided in the mortgage in accordance with their terms.

The Trust Indenture Act requires that we furnish to the mortgage trustee annual certificates as to our compliance with the covenants and conditions in the mortgage.
Defeasance and Discharge
We may at any time deposit money for the payment or redemption of all or any part of the first mortgage bonds then outstanding, including the payment of all interest due thereon, with the mortgage trustee, and such first mortgage bonds will be deemed paid for purposes of the mortgage. If all of the first mortgage bonds, including all interest due thereon, have been paid or deemed paid, and we have observed all of our covenants under the mortgage, the mortgage trustee is obligated to cancel and discharge the lien of the mortgage upon our request. (Mortgage, Section 9, Article VIII; Article XVI)
Title
The person in whose name first mortgage bonds are registered is deemed the absolute owner thereof for the purpose of making payments and for all other purposes of the mortgage. (Mortgage, Section 7, Article II)
Removal or Resignation of Mortgage Trustee
The mortgage trustee may resign at any time by giving not less than four weeks’ prior written notice to us and by publishing such notice in newspapers in Washington, D.C., and the City of New York. The mortgage trustee may be removed at any time by the holders of a majority in principal amount of first mortgage bonds then outstanding. (Mortgage, Section 3, Article XIII)
Description of Other Debt Securities
The following description sets forth certain general terms and provisions of the other debt securities under the note indenture that we may offer pursuant to this prospectus.
General
The prospectus supplement will set forth the following terms of the debt securities being offered:
•
the purchase price, or a statement that the debt securities are being offered by an agent as principal at varying market prices;

•
the original issue date;

•
the stated maturity date;

•
if fixed rate notes, the rate per annum at which such notes will bear interest;

•
if floating rate notes, the interest rate formula and other variable terms;

•
the date or dates from which any such interest shall accrue;

•
the terms for redemption, if any; and

•
any other terms of such debt securities not inconsistent with the note indenture.

The note indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the debt securities special protection in the event of a highly leveraged transaction.
No Sinking Fund
The debt securities will not be subject to any sinking fund.
Unsecured Obligations
The debt securities will be unsecured and will rank pari passu with all of our other unsecured and unsubordinated indebtedness. The terms of the debt securities do not restrict us from incurring secured debt.
Payment and Paying Agents
Unless the prospectus supplement indicates otherwise, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a special record date selected by the note trustee that is no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or, if the note trustee finds it practicable, in any other manner permitted by any securities exchange on which that debt security may be listed. (Note Indenture, Section 307)
Unless the prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the note trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Note Indenture, Section 1002)
All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any debt security which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment. (Note Indenture, Section 1003)

Registration and Transfer
The debt securities will be issued only in fully registered certificated or book-entry form without coupons and, except as may otherwise be provided in the prospectus supplement, in denominations of  $1,000 or any multiple thereof.
If debt securities are issued in certificated form, the transfer of the debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the note trustee. We may change the place for registration of transfer and exchange of the debt securities and designate additional places for registration of transfer and exchange. (Note Indenture, Section 305)
No service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the debt securities of any series during the 15 days prior to the date of mailing notice of redemption of any debt securities of that series or any debt security that is selected for redemption. (Note Indenture, Section 305)
Defeasance and Discharge
The note indenture provides that we will be deemed to have paid and discharged all of our obligations with respect to the debt securities of any series by:
•
irrevocably depositing in trust with the note trustee money, or with respect to debt securities denominated in United States dollars, certain United States obligations or obligations guaranteed by the United States as specified in the note indenture, which will be sufficient to pay when due the entire indebtedness on the debt securities of such series, including principal, premium, if any, and interest; and

•
delivering to the note trustee an opinion of independent counsel to the effect that the holders of the affected debt securities will have no federal income tax consequences as a result of such deposit and discharge, and satisfying certain other conditions specified in the note indenture.

(Note Indenture, Section 403)
Consolidation, Merger and Sale of Assets
Under the terms of the note indenture, we may consolidate with or merge with or into any other entity or convey, sell or lease all or substantially all of our assets to any entity, provided that:
(i)
we are the surviving entity in any merger;

(ii)
if we are not the surviving entity, the successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our obligations on all debt securities and under the note indenture;

(iii)
immediately after giving effect to the transaction, the surviving entity is not in default under the debt securities or the note indenture; and

(iv)
we shall have delivered to the note trustee an officer’s certificate and an opinion of counsel as provided in the note indenture.

(Note Indenture, Article Eight)
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of this phrase under applicable law. As a result of this uncertainty:
(i)
there could be a disagreement between us and the holders of the debt securities over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the note indenture and, consequently, whether a failure to assume such obligations would result in an event of default under the note indenture;

(ii)
in the event that the holders of debt securities attempt to declare a completed default under the note indenture and exercise their acceleration rights under the note indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase; and

(iii)
it may be difficult for holders of debt securities to declare a completed default under the note indenture and exercise their acceleration rights.

Event of Default
The term “Event of Default,” when used in the note indenture with respect to any series of debt securities issued thereunder, means any of the following:
(i)
failure to pay interest on any securities of such series of debt securities within 30 days after it is due;

(ii)
failure to pay the principal or premium, if any, on any securities of such series of debt securities when due;

(iii)
failure to perform any other covenant or warranty in the note indenture, other than a covenant that does not relate to such series of debt securities, that continues for 60 days after we receive written notice from the note trustee, or we and the note trustee receive a written notice from the holders at least 33% in aggregate principal amount of the debt securities of that series; or

(iv)
events relating to our bankruptcy, insolvency or reorganization specified in the note indenture.

(Note Indenture, Section 501)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the note indenture. The note trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, premium, if any, or interest if it considers the withholding of notice to be in the interests of the holders. (Note Indenture, Section 602)
Remedies
If an Event of Default under the note indenture for any series of debt securities occurs and continues, the note trustee or the holders of at least 33% in aggregate principal amount of all the debt securities of the series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. (Note Indenture, Sections 502)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (Note Indenture, Section 502)
At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, a majority in aggregate principal amount of all the debt securities of that series may rescind and annul the declaration and its consequences if:
(i)
we have paid or deposited with the note trustee a sum sufficient to pay:

(a)
all overdue installments of interest on all debt securities of the series;

(b)
the principal of and premium, if any, on any debt securities of the series which have become due otherwise than by acceleration and interest thereon at the prescribed rates, if any, set forth in such debt securities;

(c)
interest on overdue interest (to the extent allowed by law) at the prescribed rates, if any, set forth in such debt securities; and

(d)
all amounts due to the trustee under the note indenture; and

(ii)
any other Event of Default under the note indenture with respect to the debt securities of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the note indenture.

(Note Indenture, Section 502)
The note trustee is not obligated to exercise any of its rights or powers under the note indenture at the request, order or direction of any of the holders, unless the holders offer the note trustee a reasonable indemnity or security. (Note Indenture, Section 603) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the note trustee or exercising any trust or power conferred upon the note trustee. The note trustee is not obligated to comply with directions that conflict with law or other provisions of the note indenture or that are unduly prejudicial to the rights of other holders of debt securities of that series. (Note Indenture, Section 512)
No holder of debt securities of any series will have any right to institute any proceeding under the note indenture, or for any remedy under the note indenture, unless:
(i)
the holder has previously given to the note trustee written notice of a continuing Event of Default with respect to debt securities of such series;

(ii)
the holders of at least 33% in aggregate principal amount of the outstanding debt securities of such series have made a written request to the note trustee, and have offered reasonable indemnity to the note trustee, to institute proceedings;

(iii)
the note trustee has failed to institute any proceeding for 60 days after notice; and

(iv)
no direction inconsistent with such written request has been given to the note trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

In addition, no holder of debt securities of such series notes will have any right to institute any action under the note indenture to disturb or prejudice the rights of any other holder of debt securities. (Note Indenture, Section 507)
However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest on the debt security on or after the applicable due date. (Note Indenture, Section 508)
We will provide to the note trustee an annual statement by an appropriate officer as to our compliance with all obligations under the note indenture. (Note Indenture, Section 1005)
Modification and Waiver
Without the consent of any holder of debt securities, we and the note trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)
to evidence the assumption by any permitted successor of our covenants in the note indenture and in the debt securities;

(ii)
to add to our covenants or to surrender any of our rights or powers under the note indenture;

(iii)
to provide that bearer debt securities may be registerable, to permit registered debt securities to be exchanged for bearer debt securities and to permit the issuance of debt securities in uncertificated form;

(iv)
to establish the form or terms of debt securities of any series as permitted by the note indenture;

(v)
to evidence and provide for the acceptance of appointment of a successor trustee;

(vi)
to cure any ambiguity, inconsistency or defect or to make any other provisions with respect to matters and questions arising under the note indenture which do not adversely affect the interests of the holders of debt securities of any series in any material respect;

(vii)
to add to, delete from or revise the conditions and restrictions in the note indenture on the amount, terms and purposes of issue, authentication and delivery of debt securities;

(viii)
to provide security for the debt securities; or

(ix)
to modify, eliminate or add to the provisions of the note indenture to such extent as shall be necessary to effect the qualification of the note indenture under the Trust Indenture Act and to add to the note indenture such other provisions as may be expressly required under the Trust Indenture Act.

(Note Indenture, Section 901)
The holders of at least a majority in aggregate principal amount of the debt securities of any series then outstanding may waive our compliance with some restrictive provisions of the note indenture. (Note Indenture, Section 1006) The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the note indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the note indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected. (Note Indenture, Section 513)
The consent of the holders of at least 66-2/3% in aggregate principal amount of the debt securities of each series outstanding is required for all other modifications to the note indenture that affect the debt securities of such series. However, no such amendment or modification may:
(i)
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or reduce any amount payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

(ii)
reduce the percentage in principal amount of the outstanding debt securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the note indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting of debt security holders, without the consent of all the holders of the series; or

(iii)
modify certain of the provisions of the note indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

A supplemental indenture which changes the note indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the note indenture of the holders of the debt securities of any other series. (Note Indenture, Section 902)
The note indenture provides that debt securities owned by us or anyone else required to make payment on the debt securities, or any of our or their affiliates, shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Note Indenture, Section 101)
We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt security and the holder of every debt security issued upon the registration of transfer of or in exchange of that debt security. A transferee will be bound by acts of the note trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security. (Note Indenture, Section 104)
Removal or Resignation of the Note Trustee
The note trustee may resign at any time with respect to any series of debt securities by giving written notice to us, or the holders of a majority in principal amount of any series of debt securities may remove the note trustee at any time by giving written notice to us and the note trustee. No resignation or removal of a note trustee and no appointment of a successor note trustee will be effective until the acceptance of appointment by a successor note trustee. The note trustee may be removed at any time with respect to any series of debt securities by the holders of a majority in principal amount of the outstanding securities of that series. Under certain circumstances described in the note indenture, we may remove the note trustee with respect to the debt securities of all series or any holder of a debt security of any series who has held the note for at least six months may petition a court to remove the note trustee with respect to that series. (Note Indenture, Section 610)

Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for debt securities. (Note Indenture, Section 106)
Title
We, the note trustee and any agent of us or the note trustee may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not the debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Note Indenture, Section 308)
Governing Law
The note indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York. (Note Indenture, Section 113)
Book-Entry Debt Securities
Global Securities
We may issue senior notes, first mortgage bonds and other debt securities of any series in the form of one or more fully registered global debt securities (which we refer to as a book-entry note) that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. The depositary or its nominee will not transfer any book-entry note unless and until it is exchanged in whole or in part for debt securities in definitive registered form, except that:
•
the depositary may transfer the whole registered global security to a nominee;

•
the depositary’s nominee may transfer the whole registered global security to the depositary or another nominee of the depositary; and

•
the depositary or its nominee may transfer the whole registered global security to its (or its nominee’s) successor.

Depositary Arrangements
We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry note in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
Generally, ownership of beneficial interests in a book entry note will be limited to persons that have accounts with the depositary for such book-entry note, which persons are referred to in this prospectus as participants, or persons that may hold interests through participants. Upon the issuance of a book-entry note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such book-entry note. The accounts to be credited will be designated by the dealers, underwriters or agents participating in the distribution of such debt securities, or by us if we offer and sell such notes directly.
For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global debt security and the participants will only be able to transfer such interests through the depositary’s records. For persons holding their beneficial interest through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that some purchasers of securities take physical delivery of such securities in certificated form. These laws may impair the ability to transfer beneficial interests in a book-entry note.
So long as the depositary or its nominee is the registered owner of a book-entry note, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such book-entry note for all purposes under the senior note indenture, mortgage or note indenture, as applicable. Except as provided below, owners of beneficial interests in a book-entry note will not be entitled to have debt securities represented by a book-entry note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders of debt securities under the senior note indenture, mortgage or note indenture, as applicable. Accordingly, each person owning a beneficial interest in a book-entry note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the senior note indenture, mortgage or note indenture, as applicable.
Interest and Premium
Payments of principal, premium, if any, and interest on debt securities represented by a book-entry note will be made to the depositary or its nominee as the registered owner of the book-entry note. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a book-entry note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal, premium, if any, or interest in respect of a book-entry note, will credit promptly the accounts of the related participants with payment in amounts proportionate to their respective beneficial interest in such book-entry note as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a book-entry note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Withdrawal of Depositary
If the depositary for any debt securities represented by a book-entry note is at any time unwilling or unable to continue as depositary, or ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed by us within 90 days, we will issue debt securities in certificated form in exchange for the relevant book-entry note. In addition, we may at any time determine not to have debt securities represented by one or more book-entry notes, and, in such event, will issue debt securities in certificated form in exchange for the book-entry note or notes representing such debt securities. Further, if we so specify with respect to a book-entry note, an owner of a beneficial interest in such book-entry note may, on terms acceptable to us and the depositary, receive debt securities in certificated form. Any debt securities issued in certificated form in exchange for a book-entry note will be registered in such name or names that the depositary, pursuant to instructions from its direct or indirect participants or otherwise, gives to the trustee.
Information About the Trustee
The Bank of New York Mellon acts as trustee under the senior note indenture, the mortgage and the note indenture and in connection with the sale and leaseback of our control center. In addition, The Bank of New York Mellon acts, and may act, as trustee and paying agent under various other indentures, trusts and guarantees of us and our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our businesses.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the securities and the proceeds that we will receive from the sale and (iii) any securities exchange on which the securities will be listed.
LEGAL MATTERS
Unless otherwise specified in the prospectus supplement, the validity of the securities and certain other legal matters relating to the offer and sale of the securities offered hereby will be passed upon for us by Kevin C. Fitzgerald, Esq., our Executive Vice President and General Counsel, and by Covington & Burling LLP, Washington, D.C. As of August 15, 2013, Mr. Fitzgerald beneficially owned 1,083 shares of PHI common stock and 60,856 time-vested PHI restricted stock units.

EXPERTS
The financial statements and financial statement schedule incorporated in this prospectus by reference to Potomac Electric Power Company’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at (800) SEC-0330.
This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that are furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) prior to the completion of the sales of the securities offered hereby.
•
Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013 (File No. 001-01072);

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 3, 2013 (File No. 001-01072);

•
Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 7, 2013 (File No. 001-01405); and

•
Our Current Reports on Form 8-K filed with the SEC on March 4, 2013, March 12, 2013 and July 16, 2013 (File No. 001-01072).

If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Potomac Electric Power Company, 701 Ninth Street, N.W., Washington, D.C. 20068, attention: Corporate Secretary. Our telephone number is (202) 872-2000.

$200,000,000

Potomac Electric Power Company
First Mortgage Bonds, 4.15% Series due March 15, 2043
PROSPECTUS SUPPLEMENT
March 9, 2015
Joint Book-Running Managers
BNY Mellon Capital Markets, LLC
Morgan Stanley
RBS
Co-Manager
Mischler Financial Group, Inc.